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                           FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Alice T. Kane, John I. Fitzgerald, and Nori Gabert, and each of them his or her true and lawful attorney-in-fact as agent with full power of substitution and resubstitution of him or in his or her name, place, and stead, to sign any and all registration statements on Form N-14 applicable to the North American Senior Floating Rate Fund, Inc. and any amendment or supplement thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:  _____________, 2001


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          Alice T. Kane                            Gustavo E. Gonzales, Jr.


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        William F. Devin                             John E. Maupin, Jr.


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       Kenneth J. Lavery                                Ben H. Love


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     Joseph T. Grause, Jr.                            Timothy J. Ebner


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        Judith L. Craven                              Thomas J. Brown